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                                                                    Exhibit 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 6, 1998, except for Note 11, as to which the date is September 11, 1998 regarding the consolidated financial statements of EDiX Corporation, which is included in Amendment No. 2 to the Registration Statement (Form S-4) and related Prospectus of IDX Corporation for the registration of 483,000 shares of its common stock.

/s/ ERNST & YOUNG LLP
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ERNST & YOUNG LLP

San Diego, California

February 16, 1999